Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale Sr. V.P., CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Mgr., Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Monday, January 9, 2006

GLIMCHER PROVIDES 2006 EARNINGS AND FFO GUIDANCE

COLUMBUS, OH - January 9, 2006 - Glimcher Realty Trust, (NYSE: GRT), today provided estimates of full year 2006 net income per share and funds from operations (“FFO”) per share.

As of the date of this release, the Company expects diluted net income per share to be in the range of $0.64 to $0.70 for the year ending December 31, 2006 and expects diluted FFO per share to be in the range of $2.45 to $2.51 for the year ending December 31, 2006.

“We are pleased to provide FFO and earnings guidance for 2006,” stated Michael P. Glimcher, President and CEO. “With our new strategic joint venture partner in place, we continue to work on an acquisition and disposition strategy focused on improving long term portfolio quality while delivering bottom line growth in 2006.”

Our expectations for 2006 are based on the following key factors and assumptions:

•	An increase in mall store occupancy to over 91% at December 31, 2006.
•	An increase in same-mall net operating income of 2.5% to 3.5%.
•	Lease termination income and out-parcel sales of $2.5 to $3.5 million in 2006.
•	General and administrative expenses of $15.5 to $16.5 million for the year.
•
Approximately $370 million of acquisitions through the Company’s recently announced Joint Venture with OMERS Realty Corporation (includes Puente Hills Mall and approximately $200 million of other acquisitions throughout the remainder of 2006).

•	$25 million of community center dispositions during the first quarter of 2006.
•	Approximately $150 million of mall dispositions at a 10% cap rate weighted towards the middle of 2006.
•	$60 to $70 million of capital investment related to specific expansion and redevelopment projects within the existing mall portfolio.
•	$18 million of recurring capital expenditures and tenant allowance/improvements.
•	A 25 basis point quarterly increase in LIBOR throughout 2006.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2006 follows:

	Low End	High End
Estimated Earnings per share	$0.64	$0.70
Add: Real estate depreciation and amortization	1.81	1.81
Estimated FFO per share	$2.45	$2.51

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For the first quarter of 2006, the Company estimates diluted FFO per share to be in the range of $0.55 to $0.58 per share and diluted earnings per share to be in the range of $0.10 to $0.13 per share. A reconciliation of the range of estimated FFO per share to estimated earnings per share for the first quarter of 2006 follows:

	Low End	High End
Estimated Earnings per share	$0.10	$0.13
Add: Real estate depreciation and amortization	0.45	0.45
Estimated FFO per share	$0.55	$0.58

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sales. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results section of this press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Fourth Quarter Conference Call

Glimcher’s fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 23, 2006. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on February 23, 2006 and continue through March 9, 2006. Supplemental information about the fourth quarter operating results is available on the Company’s web site or by calling (614) 887-5613.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

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Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, the failure to increase mall store occupancy and same-mall net operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, failure of the Company to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, failure of the Company to qualify as a real estate investment trust (“REIT”), termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, increases in impairment charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues, the failure to achieve net income or FFO for 2006 set forth in this press release as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com